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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

CORPORATE REALTY INCOME FUND I, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15796	13-3311993

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

475 Fifth Avenue, New York, New York		10017

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0701

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 2.01.          Completion of Acquisition or Disposition of Assets.

          On April 25, 2005, Registrant sold the land, building and other improvements, leases, rents, security deposits, and other rights and property known as the Tumi Building situated in South Plainfield, New Jersey to Vision Systems Group, Inc (“Purchaser”).  There is no material relationship, other than in respect of the sale of the Tumi Building, between Purchaser and Registrant or any of Registrant’s affiliates, general partners, officers or directors of such general partners, or any associate of such general partners, officers, or directors.

          Registrant owned fee title to the Tumi Building and its five acres of underlying land, subject to the lien of a first mortgage line-of-credit loan (the “Fleet Loan”) from Fleet National Bank (“Fleet”), a Bank of America company.  The Tumi Building was built in 1986 and contains approximately 107,900 net rentable square feet.

          As of April 12, 2005, the property was approximately 85.2% leased, with 45,700 square feet leased to Tumi, Inc. (at a current rent of $16.00 per square foot for an initial term expiring in January 2011) and the remainder at an average current rent of approximately $19.46 per square foot.  Such other leases expire in October 2005 (approximately 9,980 square feet), June 2008 (approximately 23,540 square feet), November 2008 (approximately 6,110 square feet), and November 2009 (approximately 6,600 square feet).  Registrant also has entered into a lease through November 2005 with AT&T Wireless PCS, LLC, to permit installation and operation of a cellular telephone tower on the roof of the Tumi Building, at an annual rental of $19,800.

          On March 9, 1999, Gdynia America Line, Inc., a tenant occupying approximately 21,650 square feet (20.3%) in the Tumi Building filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Polish Ocean Lines, a Polish corporation partially owned by the Polish Government, is jointly and severally obligated under this lease.  On or about April 30, 1999, the lease, with a term expiring in May 2007 and annual rental payments of approximately $446,000, was rejected in the bankruptcy proceeding. In July 2000, Registrant obtained a judgment in an action in the Superior Court of New Jersey Law Division; Middlesex County against Polish Ocean Lines in the approximate amount of $618,600.   On May 4, 2001, the amount of this judgment was increased to approximately $4,389,400.  Registrant is pursuing enforcement of its judgment in Poland and on November 29, 2004, the Supreme Court of Poland announced its ruling recognizing enforceability of a New Jersey judgment in Poland.  The Polish Supreme Court has sent the matter back to a lower court to determine enforceability of Registrant’s judgment in light of the Supreme Court’s ruling.  Despite this favorable ruling, there can be no assurance as to Registrant’s ability to collect any of the judgment against Polish Ocean Lines.  Approximately 11,130 square feet of this space in the Tumi Building remains vacant.  The sale of the Tumi Building did not include Registrant’s judgment against Polish Ocean Lines or any rights Registrant may have or hereafter acquire with respect to its litigation against Polish Ocean Lines.

          The sale price paid by Purchaser for the Tumi Building was $9,750,000 (the “Purchase Price”).  The Purchase Price was paid payable in immediately available U.S. funds at the closing of the purchase and sale (the “Closing”).  Pursuant to an amendment to the Purchase and Sale Agreement, Registrant granted Purchaser a credit against the Purchase Price in the amount of $310,000, in exchange for which Registrant’s obligation to renovate the building lobby was discharged.

          At the Closing, Purchaser released Registrant from and waived all claims and liability which Purchaser may have against Registrant for any structural, physical and environmental condition of the Tumi Building including, without limitation, the presence, discovery, or removal of any hazardous materials in, at, about, or under the Tumi Building.

          Registrant paid sales commissions to third parties aggregating $283,200 in connection with the sale of the Tumi Building to Purchaser.  Registrant also paid operating adjustments, escrow fees, transfer taxes, and title charges aggregating approximately $171,500 in connection with a sale of the Tumi Building.  At Closing, Registrant also paid outstanding real estate taxes and leasing commissions related to the Tumi Building of approximately $295,300 and $40,400, respectively.

          At Closing, Registrant paid down the Fleet Loan by $6,517,500 so that, after all costs, expenses, and payments, Registrant received net proceeds aggregating approximately $2,132,000 from the sale of the Tumi Building.  Registrant intends to use such proceeds to augment working capital, including the funding of tenant improvements at its properties and reducing accounts payable and accrued expenses.

          Registrant acquired the Tumi Building in December 1986 for a purchase price of approximately $16,473,000, inclusive of acquisition fees.  At December 31, 2003, the Tumi Building had a book value of approximately $8,987,000, net of accumulated depreciation and a write-down of $2,635,000 to reduce the carrying amount of the Tumi Building to fair value at December 31, 2003.

          Item 2.06.          Material Impairments.

          Registrant’s General Partners, in consultation with the principal accountant to audit Registrant’s financial statements, have concluded that a material impairment to two of Registrant’s properties is required as at December 31, 2003 under generally accepted accounting principles.

          Registrant is currently working on completing its Annual Report on Form 10-K for the year ended December 31, 2003, which will reflect this material charge for impairment.  In connection with the preparation of its annual report, and upon the execution on or about January 31, 2005 of a Purchase and Sale Agreement for the sale of the Tumi Building, the General Partners concluded that this material charge is required.  In connection with the execution on or about March 29, 2005 of an amendment to the Purchase and Sale Agreement, and the Closing on April 25, 2005, Registrant granted Purchaser a credit against the Purchase Price.  As a result, Registrant’s General Partners, in consultation with the principal accountant to audit Registrant’s financial statements, have revised the amount of the impairment charge.

          The impaired assets are the following two (2) office buildings: the Directory Building, net leased to Verizon Directories Corp. in Las Colinas, Texas, which was sold by Registrant on October 18, 2004; and the Tumi Building, a multi-tenant facility in South Plainfield, New Jersey, which was sold by Registrant on April 25, 2005.

          Without an impairment charge, the Directory Building would have had a book value at December 31, 2003 of approximately $17,437,000, net of accumulated depreciation.  Registrant realized net sales proceeds of approximately $15,542,000 (after a rent refund, sales commissions, and other closing adjustments and expenses), so the General Partners determined to write-down the Directory Building at December 31, 2003 by the amount of $1,895,000.  The amount of this impairment write-down has not changed from the amount reported in Registrant’s Current Report on Form 8-K dated January 31, 2005.

          Without an impairment charge, the Tumi Building would have had a book value at December 31, 2003 of approximately $11,622,000, net of accumulated depreciation.  Registrant realized net sales proceeds of approximately $8,987,000 (after a credit granted to Purchaser against the Purchase Price, sales commissions, and other closing adjustments and expenses), so the General Partners determined to write-down the Tumi Building at December 31, 2003 by the amount of $2,635,000.  The amount of this impairment write-down has been increased by $303,000 from the amount reported in Registrant’s Current Report on Form 8-K dated January 31, 2005.

          The impairment of the Directory Building and the Tumi Building did not result in any future cash expenditures by Registrant.

          Item 9.01.          Financial Statements and Exhibits.

(c)	Exhibits.

2.1

Purchase and Sale Agreement dated as of January 28, 2005 between Registrant and Vision Systems Group, Inc., incorporated by reference to Exhibit 2 to Registrant’s Current Report on Form 8-K dated January 31, 2005.

	2.2	Amendment to Purchase and Sale Agreement dated as of March 29, 2005 between Registrant and Vision Systems Group, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE REALTY INCOME FUND I, L.P.

	By:	1345 REALTY CORPORATION, Corporate General Partner

	By:	/s/ ROBERT F. GOSSETT, JR.

	Name:	Robert F. Gossett, Jr.
	Title:	President
Dated: April 26, 2005